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                                                                    EXHIBIT 11.1

QUAKER CITY BANCORP, INC.
COMPUTATION OF EARNINGS PER SHARE

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


                                                      THREE MONTHS ENDED     SIX MONTHS ENDED
                                                         DECEMBER 31,           DECEMBER 31,
                                                             1996                   1996
                                                             ----                   ----
A      Average Common Shares Outstanding                       3,621,102              3,616,382
                                                      ------------------     ------------------

       Common Share Equivalents :
B      Average Stock Options Outstanding                         327,475                     -- (1)
                                                      ------------------     ------------------
C      Average Option Exercise Price                          $     7.50                $  7.50
                                                      ------------------     ------------------
D      Exercise Proceeds [ B x C ]                            $2,456,063                     --
                                                      ------------------     ------------------

E      Average Market Price in Period                         $    16.70                $ 15.40
                                                      ------------------     ------------------
F      Shares Repurchased At Market Price [ D / E ]              147,070                     --
                                                      ------------------     ------------------
G      Increase in Common Shares [ B - F ]                       180,405                     --
                                                      ------------------     ------------------
H      Shares Outstanding and Equivalents [ A + G ]            3,801,507              3,616,382
                                                      ==================     ==================

I      Net earnings (loss) for Period                         $1,259,000                $(8,000)
                                                      ==================     ==================
       Earnings (loss) Per Share [ I /H ]                     $     0.33                $  0.00
                                                      ==================     ==================
       Market Price at end of period                                                    $ 19.00
                                                                             ==================

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 (1)  Common share equivalents are not included when anti-dilutive.